Exhibit 99.1

Kinsale Capital Group Reports Third Quarter 2023 Results
Richmond, VA, October 26, 2023 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $76.1 million, $3.26 per diluted share, for the third quarter of 2023 compared to $33.0 million, $1.43 per diluted share, for the third quarter of 2022. Net income was $204.7 million, $8.79 per diluted share, for the first nine months of 2023 compared to $91.9 million, $3.98 per diluted share, for the first nine months of 2022.
Net operating earnings(1) were $77.2 million, $3.31 per diluted share, for the third quarter of 2023 compared to $37.9 million, $1.64 per diluted share, for the third quarter of 2022. Net operating earnings(1) were $201.1 million, $8.63 per diluted share, for the first nine months of 2023 compared to $120.0 million, $5.20 per diluted share, for the first nine months of 2022.
Highlights for the quarter included:
•Net income increased by 130.8% compared to the third quarter of 2022
•Net operating earnings(1) of $77.2 million increased by 103.6% compared to the third quarter of 2022
•Gross written premiums increased by 33.0% to $377.8 million compared to the third quarter of 2022
•Net investment income increased by 95.5% to $27.1 million compared to the third quarter of 2022
•Underwriting income(2) was $72.4 million in the third quarter of 2023, resulting in a combined ratio(5) of 74.8%
•Annualized operating return on equity(7) was 32.1% for the nine months ended September 30, 2023

“Our third quarter results reflect continued growth and profitability. We reported a 33.0% increase in gross written premiums and a combined ratio of 74.8% as a consequence of our differentiated strategy and favorable E&S market conditions. We remain confident that our model of disciplined underwriting and technology-enabled low costs provides an enduring competitive advantage that will lead to continued value creation over the long term,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $377.8 million for the third quarter of 2023 compared to $284.1 million for the third quarter of 2022, an increase of 33.0%. Gross written premiums were $1.2 billion for the first nine months of 2023 compared to $806.6 million for the first nine months of 2022, an increase of 45.5%. The increase in gross written premiums during the third quarter and first nine months of 2023 over the same periods last year reflected strong submission flow from brokers and a favorable pricing environment.
Underwriting income(2) was $72.4 million, resulting in a combined ratio(5) of 74.8%, for the third quarter of 2023 compared to $34.3 million and a combined ratio(5) of 84.0% for the same period last year. The increase in underwriting income(2) quarter over quarter was due to a combination of premium growth, favorable loss experience and lower net commissions. Loss(3) and expense(4) ratios were 53.9% and 20.9%, respectively, for the third quarter of 2023 compared to 62.9% and 21.1% for the third quarter of 2022. Results for the third quarters of 2023 and 2022 included net favorable development of loss reserves from prior accident years of $9.1 million, or 3.2 points, and $11.0 million, or 5.1 points, respectively.
Underwriting income(2) was $185.5 million, resulting in a combined ratio(5) of 76.7%, for the first nine months of 2023 compared to $116.0 million and a combined ratio(5) of 80.4% for the first nine months of 2022. The increase in underwriting income(2) was due to a combination of premium growth, favorable loss experience and lower net commissions. Loss(3) and expense(4) ratios were 55.5% and 21.2%, respectively, for the first nine months of 2023 compared to 58.1% and 22.3% for the first nine months of 2022. Results for the first nine months of 2023 and 2022 included net favorable development of loss reserves from prior accident years of $28.6 million, or 3.6 points, and $28.9 million, or 4.9 points, respectively.
Summary of Operating Results
The Company’s operating results for the three and nine months ended September 30, 2023 and 2022 are summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	($ in thousands)
Gross written premiums	$377,789	$284,111	$1,173,599	$806,625
Ceded written premiums	(83,509)	(48,212)	(215,248)	(111,885)
Net written premiums	$294,280	$235,899	$958,351	$694,740

Net earned premiums	$281,502	$209,259	$775,706	$577,979
Fee income	6,841	5,099	20,028	14,363
Losses and loss adjustment expenses	155,552	134,788	441,628	344,333
Underwriting, acquisition and insurance expenses	60,348	45,244	168,567	132,025
Underwriting income(2)	$72,443	$34,326	$185,539	$115,984

Loss ratio(3)	53.9%	62.9%	55.5%	58.1%
Expense ratio(4)	20.9%	21.1%	21.2%	22.3%
Combined ratio(5)	74.8%	84.0%	76.7%	80.4%

Annualized return on equity(6)	33.9%	21.1%	32.7%	18.6%
Annualized operating return on equity(7)	34.4%	24.2%	32.1%	24.3%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to the sum of net earned premiums and fee income. Prior periods have been revised to conform to the current period's presentation.
(4)    Expense ratio, expressed as a percentage, is the ratio of underwriting, acquisition and insurance expenses to the sum of net earned premiums and fee income. Prior periods have been revised to conform to the current period's presentation.
(5)    The combined ratio is the sum of the loss ratio and expense ratio as presented. Calculations of each component may not add due to rounding. Prior periods have been revised to conform to the current period's presentation.
(6)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(7)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$163,545	56.7%	$119,650	55.8%
Current accident year - catastrophe losses	1,154	0.4%	26,130	12.2%
Effect of prior accident year development	(9,147)	(3.2)%	(10,992)	(5.1)%
Total	$155,552	53.9%	$134,788	62.9%

	Nine Months Ended September 30, 2023		Nine Months Ended September 30, 2022
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$466,056	58.6%	$346,970	58.6%
Current accident year - catastrophe losses	4,179	0.5%	26,213	4.4%
Effect of prior accident year development	(28,607)	(3.6)%	(28,850)	(4.9)%
Total	$441,628	55.5%	$344,333	58.1%

Investment Results
Net investment income was $27.1 million in the third quarter of 2023 compared to $13.9 million in the third quarter of 2022, an increase of 95.5%. Net investment income was $72.0 million in the first nine months of 2023 compared to $33.5 million in the first nine months of 2022, an increase of 114.5%. These increases were driven by growth in the Company's investment portfolio generated largely from the investment of strong operating cash flows and higher interest rates relative to the prior year periods. Net operating cash flows were $648.3 million in the first nine months of 2023 compared to $456.7 million in the first nine months of 2022, an increase of 42.0%. The Company’s investment portfolio had an annualized gross investment return(8) of 3.9% for the first nine months of 2023 compared to 2.7% for the same period last year. Funds are generally invested conservatively in high quality securities with an average credit quality of "AA-" and the weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 2.9 years and 3.5 years at September 30, 2023 and December 31, 2022, respectively. Cash and invested assets totaled $2.8 billion at September 30, 2023 and $2.2 billion at December 31, 2022.
(8)    Gross investment return is investment income from fixed-maturity and equity securities (and short-term investments, if any), before any deductions for fees and expenses, expressed as a percentage of average beginning and ending book values of those investments during the period.
Other
On September 18, 2023, the Company amended its Note Purchase and Private Shelf Agreement and issued a $50.0 million aggregate principal amount 6.21% senior note due 2034 primarily to fund surplus at Kinsale Insurance Company.
On August 24, 2023, the Company sold a portion of its real estate investment for net proceeds of $62.0 million in cash resulting in a gain of $4.3 million. Proceeds were primarily used to pay down a portion of the Company's credit facility.

The effective tax rates for the nine months ended September 30, 2023 and 2022 were 19.4% and 17.5%, respectively. In the first nine months of 2023 and 2022, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
Stockholders' equity was $923.8 million at September 30, 2023 compared to $745.4 million at December 31, 2022. Book value per share was $39.86 at September 30, 2023 compared to $32.28 at December 31, 2022. Annualized operating return on equity(7) was 32.1% for the first nine months of 2023, an increase from 24.3% for the first nine months of 2022, which was primarily due to continued profitable growth from favorable E&S market conditions and rate increases.
Beginning in the second quarter of 2023, the Company reclassified policy fees to fee income and modified the definition of the loss and expense ratios to include fee income in the denominator of each ratio. Historically, these fees were presented as a reduction to underwriting, acquisition and insurance expenses. The Company has reclassified prior periods' results to conform to the current period's presentation.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, net realized investment gains and losses, after taxes, and change in allowance for credit losses on investments, after taxes. Management believes the exclusion of these items provides a useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three and nine months ended September 30, 2023 and 2022, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	($ in thousands, except per share data)
Net operating earnings:
Net income	$76,115	$32,984	$204,706	$91,865
Adjustments:
Change in the fair value of equity securities, before taxes	5,533	6,095	(3,796)	37,199
Income tax expense (benefit) (1)	(1,162)	(1,280)	797	(7,812)
Change in fair value of equity securities, after taxes	4,371	4,815	(2,999)	29,387

Net realized investment (gains) losses, before taxes	(4,274)	173	(913)	(1,535)
Income tax expense (benefit) (1)	898	(36)	192	322
Net realized investment (gains) losses, after taxes	(3,376)	137	(721)	(1,213)

Change in allowance for credit losses on investments, before taxes	143	—	199	—
Income tax benefit (1)	(30)	—	(42)	—
Change in allowance for credit losses on investments, after taxes	113	—	157	—
Net operating earnings	$77,223	$37,936	$201,143	$120,039

Diluted operating earnings per share:
Diluted earnings per share	$3.26	$1.43	$8.79	$3.98
Change in the fair value of equity securities, after taxes, per share	0.19	0.21	(0.13)	1.27
Net realized investment (gains) losses, after taxes, per share	(0.14)	0.01	(0.03)	(0.05)
Change in allowance for credit losses on investments, after taxes, per share	—	—	0.01	—
Diluted operating earnings per share(2)	$3.31	$1.64	$8.63	$5.20

Operating return on equity:
Average equity(3)	$897,789	$626,761	$834,606	$659,395
Annualized return on equity(4)	33.9%	21.1%	32.7%	18.6%
Annualized operating return on equity(5)	34.4%	24.2%	32.1%	24.3%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.
(3)    Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, change in allowance for credit losses on investments, interest expense, other expenses, other income and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three and nine months ended September 30, 2023 and 2022, net income reconciles to underwriting income as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net income	$76,115	$32,984	$204,706	$91,865
Income tax expense	19,378	7,116	49,290	19,549
Income before income taxes	95,493	40,100	253,996	111,414
Net investment income	(27,086)	(13,858)	(71,953)	(33,540)
Change in the fair value of equity securities	5,533	6,095	(3,796)	37,199
Net realized investment (gains) losses	(4,274)	173	(913)	(1,535)
Change in allowance for credit losses on investments	143	—	199	—
Interest expense	2,573	1,716	7,867	2,306
Other expenses (6)	401	212	1,220	521
Other income	(340)	(112)	(1,081)	(381)
Underwriting income	$72,443	$34,326	$185,539	$115,984
(6)    Other expenses are comprised of corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, October 27, 2023 at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (888) 660-6493, conference ID# 3573726, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on November 24, 2023.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	(in thousands, except per share data)
Gross written premiums	$377,789	$284,111	$1,173,599	$806,625
Ceded written premiums	(83,509)	(48,212)	(215,248)	(111,885)
Net written premiums	294,280	235,899	958,351	694,740
Change in unearned premiums	(12,778)	(26,640)	(182,645)	(116,761)
Net earned premiums	281,502	209,259	775,706	577,979
Fee income	6,841	5,099	20,028	14,363
Net investment income	27,086	13,858	71,953	33,540
Change in the fair value of equity securities	(5,533)	(6,095)	3,796	(37,199)
Net realized investment gains (losses)	4,274	(173)	913	1,535
Change in allowance for credit losses on investments	(143)	—	(199)	—
Other income	340	112	1,081	381
Total revenues	314,367	222,060	873,278	590,599

Expenses
Losses and loss adjustment expenses	155,552	134,788	441,628	344,333
Underwriting, acquisition and insurance expenses	60,348	45,244	168,567	132,025
Interest expense	2,573	1,716	7,867	2,306
Other expenses	401	212	1,220	521
Total expenses	218,874	181,960	619,282	479,185
Income before income taxes	95,493	40,100	253,996	111,414
Total income tax expense	19,378	7,116	49,290	19,549
Net income	76,115	32,984	204,706	91,865

Other comprehensive income (loss)
Change in net unrealized losses on available-for-sale investments, net of taxes	(23,511)	(46,652)	(20,109)	(165,464)
Total comprehensive income (loss)	$52,604	$(13,668)	$184,597	$(73,599)

Earnings per share:
Basic	$3.30	$1.45	$8.89	$4.03
Diluted	$3.26	$1.43	$8.79	$3.98

Weighted-average shares outstanding:
Basic	23,058	22,813	23,036	22,783
Diluted	23,315	23,114	23,298	23,099

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$2,364,759	$1,760,100
Equity securities at fair value	207,951	152,471
Real estate investments, net	14,372	76,387
Short-term investments	29,065	41,337
Total investments	2,616,147	2,030,295

Cash and cash equivalents	162,944	156,274
Investment income due and accrued	19,028	14,451
Premiums receivable, net	124,087	105,754
Reinsurance recoverables, net	240,852	220,454
Ceded unearned premiums	50,967	42,935
Deferred policy acquisition costs, net of ceding commissions	86,181	61,594
Intangible assets	3,538	3,538
Deferred income tax asset, net	68,535	56,983
Other assets	70,257	54,844
Total assets	$3,442,536	$2,747,122

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$1,564,907	$1,238,402
Unearned premiums	690,354	499,677
Payable to reinsurers	45,853	32,024
Accounts payable and accrued expenses	32,758	31,361
Debt	183,777	195,747
Other liabilities	1,125	4,462
Total liabilities	2,518,774	2,001,673

Stockholders' equity	923,762	745,449
Total liabilities and stockholders' equity	$3,442,536	$2,747,122